                                                                     EXHIBIT 4.3

                         DELTA INTERNET SERVICES, INC.
                               WARRANT AGREEMENT


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

     This Warrant Agreement (this "Agreement") is entered into as of February 18, 1998 by and between DELTA INTERNET SERVICES, INC., a California corporation (the "Company"), and The Gantry Group (the "Holder").

                                    RECITALS
                                    --------

     WHEREAS, the Company has agreed to grant to Holder warrants to purchase 30,985 shares of Company Common Stock in exchange and in consideration for good and valuable goods and services.

     NOW, THEREFORE, BE IT RESOLVED, the parties agree hereto as follows:

1.   DESCRIPTION; EXECUTION.
     ----------------------

          (a) The Company agrees to issue to the Holder and the Holder agrees to accept the Warrant Certificate evidencing the right to purchase 30,985 shares of Company Common Stock at an initial purchase price of Sixty Seven Cents ($0.67) per Share as to which the Warrant is exercisable. The Warrant Certificate shall be substantially in the form annexed hereto as Exhibit A.

          (b) This Agreement shall be executed on behalf of the Company by its President. Upon delivery of this Warrant to the Holder, this Agreement shall be binding upon the Company, and the Holder shall be entitled to all the benefits set forth herein.

2.   TERM OF WARRANT.
     ---------------

     The Warrant shall become exercisable at any time after the date hereof, and remain exercisable, subject to the conditions set forth in Section 3 until the close of business on February 18, 2003 (the "Expiration Date").

3.   EXERCISE OF WARRANT.
     -------------------

          (a) Subject to (b) below, at any time until the Expiration Date, the Holder shall have the right to purchase from the Company (and the Company shall promptly issue to the Holder) one fully-paid and nonassessable share of Common Stock at the Exercise Price (as defined below) for each Warrant, by surrendering the appropriate Warrant Certificate and the Subscription Form attached hereto to the Company at its executive offices and paying the aggregate Exercise Price for the shares to be purchased, in cash, by check, by cancellation of indebtedness or by delivery of shares of Company Common Stock.

          (b) The Warrant may be exercised in whole and in part but not in increments of less than 100 shares. In case of a partial exercise, the Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the purchase of the number of shares not purchased upon such partial exercise shall be issued by the Company to the Holder hereof. The Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of their surrender for exercise as provided above, and the person or entity entitled to receive the shares of Common Stock issuable upon the exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Prior to any such exercise, neither the Holder nor any person entitled to receive shares issuable upon exercise shall be or have any of the rights of a shareholder of the Company. No adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date of exercise. As soon as practicable on or after such date, the Company shall issue in the name of, and deliver to the person or persons entitled to receive, a certificate or certificates for the full number of shares of Common Stock issuable upon such exercise.

4.   EXERCISE PRICE.  The initial Exercise Price for each share of Common Stock
     --------------
issuable pursuant to the Warrant shall be Sixty Seven Cents ($0.67) per Share, adjusted as provided below. The Exercise Price may be paid, at the election of the Holder, in cash, cashier's check and/or shares of Common Stock having a Current Fair Market Value equal to the Exercise Price, including shares which would be deliverable upon exercise of the Warrants.

5.   ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK.
     ----------------------------------------------------------------

     The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     a.   Adjustments.  The Exercise Price of the Warrant shall be subject to
          -----------
adjustment as follows:

          (a) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling the holder thereof to subscribe for or purchase Stock at a price per share which is lower at the date of issuance of such rights, options, warrants or securities than the then Current Fair Market Value (as defined in Section 7 hereof), the price of shares of Stock thereafter purchasable upon the exercise of the Warrant shall be reduced to a price equal to an amount which would entitle the Holder to receive the same number of shares of Common Stock and other securities that he would have received had he exercised the Warrants immediately prior to such issuance.

          (b) For the purpose of this Section 5, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     b.   No Adjustment for Dividends.  Except as provided in Section 5.1
          ---------------------------
hereof, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

     c.   No Adjustment in Certain Cases. No adjustments shall be made pursuant
          ------------------------------
to Section 5 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase Common Stock under the Company's existing stock option plan or the exercise of presently outstanding warrants to purchase Common Stock.

     d.   Preservation of Purchase Rights upon Reclassification, Consolidation,
          ---------------------------------------------------------------------
etc.  In case of any consolidation of the Company with or merger of the Company
---
into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the occurrence of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase shares of Common Stock under the Warrant shall terminate on the date of such merger and thereupon the Warrant shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrant its warrant which entitle the holders thereof to purchase upon their exercise the kind and amount of shares and other securities and property which they would have owned or been entitled to receive had the Warrant been exercised immediately prior to such merger. Any such agreements referred to in this Subsection 5.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5 hereof. The provisions of this Subsection 5.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

6.   REGISTRATION RIGHTS.
     -------------------

     a.   Definitions.
          -----------

          (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Securities Act").

          (b) "Registrable Securities" shall mean (x) shares of Common Stock issuable upon exercise of the Warrants and (y) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (x) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

          (c) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (d) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses of any regular or special audits incident to or required by any such registration, but shall not include selling expenses and fees and disbursements of counsel for the Holder.

          (e) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (f) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     b.   "Piggyback" Registration.  If the Company shall determine to register
           -----------------------
any of its shares of Common Stock in a firm commitment public offering for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction on Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will:

          (a) promptly give to Holder written notice thereof;

          (b) use its best efforts to include in such registration (and any related qualification under the blue sky laws or other compliance), except as set forth in Section 6.3 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by Holder within Twenty (20) days after the written notice from the Company described in clause 6.2(a) above is given. Such written request may specify all or a part of Holder's Registrable Securities; and

          (c) pay all Registration Expenses, other than the selling expenses of Holder's Registrable Securities.

     c.   Underwriting.  If the registration of which the Company gives notice
          ------------
is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice. In such event, the right of the Holder to registration pursuant to this Section 6 shall be conditioned upon Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter of underwriters selected by the Company.

     d.   Exclusion of Registrable Securities.  Notwithstanding any other
          -----------------------------------
provisions of this Section 6, if the representative of the underwriters advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting.
The Company shall so advise the Holder, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter to the Holder, pro rata with any other holders of Common Stock having registration rights. If the Holder does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata amongst those persons requesting inclusion.

     e.   Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant to Section 6, the Company will keep Holder advised in writing as to the initiation of each registration and as to the completion thereof, at its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (x) such 120-days period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (y) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 in the registration statement.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

          (d) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Holder, prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

7.   FRACTIONAL SHARES; ISSUANCE OF SHARES: LEGENDS.
     ----------------------------------------------

     a.   Fractional Shares.  The Company shall not be required to issue
          -----------------
fractional shares of Company Common Stock on the exercise of a Warrant. If any fraction of a share of Stock would, except for the provisions of this Section 6, be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Fair Market Value, multiplied by such fraction. For purposes of this Agreement, the term "Current Fair Market Value" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ Small Cap Market or the National Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the NASDAQ Small Cap Market or the National Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the NASDAQ Small Cap Market or the National Market or on the principal stock exchange on which it is listed, as the case may be, or (iii) if the class of Stock is not publicly traded or quoted, the fair market value as determined by the Board of Directors of the Company based on (with appropriate adjustments) the most recent purchases of the Company's Stock and/or other relevant factors including the Company's income and assets or evaluation reports received by the Company.

     b.   Issuance of Shares.  All shares of Stock issued upon exercise of a
          ------------------
Warrant will be duly authorized, validly issued, fully paid and nonassessable.

     c.   Legends.  If the Stock to be issued upon exercise of this Warrant has
          -------
not been registered under the Securities Act of 1933, as amended, then the stock certificates representing such shares of Common Stock shall bear a legend substantially in the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE RESTRICTED SECURITIES. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND STATE SECURITIES LAWS.

8.   TRANSFERABILITY.
     ---------------

     The Warrant or the Shares of Company Common Stock underlying the Warrant shall not be transferred, and the Company shall not be required to register any transfer on the books of the Company, unless the Company shall have been provided with an opinion of counsel satisfactory to it prior to such transfer that registration under the Securities Act and applicable state securities laws is not required in connection with the transaction resulting in such transfer. Each new Warrant or Company Common Stock certificate issued upon any transfer as above provided shall bear an appropriate investment legend, except that such Warrant or Company Common Stock certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act or if such transfer is made in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. The Warrant may also be transferred by will or devise and by the laws of descent.

     Any attempt to transfer, sell or otherwise dispose of this Warrant (except as provided above) shall be void and shall not convey any rights or privileges to the transferee.

9.   MISCELLANEOUS.
     -------------

     a.   Notices.
          -------

          All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally, given by prepaid telegram, or mailed first class, postage prepaid, registered or certified mail, return receipt requested, to the following addresses:

          If to the Company:        DELTA INTERNET SERVICES, INC.
                                    731 E. Ball Road, Suite 204
                                    Anaheim, California 92805
                                    Attention: Mr. Stephen Alderman

          With a copy to:           Jeffers, Wilson, Shaff & Falk, LLP
                                    18881 Von Karman Avenue, Suite 1400
                                    Irvine, California 92612
                                    Attention: Christopher A. Wilson, Esq.

          If to the Holder:         The Gantry Group, LLC
                                    511 River Road
                                    Carlisle, MA 01741
                                    Attention: Ms. Dale Troppito, Partner

          Any party may change the address to which such communications are to be directed to it by giving written notice to the other party. Except as otherwise provided in this Warrant, all notices shall be deemed to be given when delivered in person, or if placed in the mail as aforesaid, then two (2) days thereafter.

     b.   Modifications.
          -------------

          The parties may, by mutual consent, amend, modify, supplement and waive any right under this Warrant in any manner agreed by them in writing at any time.

     c.   Entire Agreement.
          ----------------

          This Agreement, and any documents, instruments or agreements specifically referred to herein, set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.

     d.   Headings.
          --------

          The section and paragraph headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation hereof.

     e.   Governing Law; Arbitration.
          --------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of California, without any regard to the choice of law provisions thereof. Any dispute arising under this Agreement shall be resolved by binding arbitration under the rules of commercial arbitration of the American Arbitration Association in Orange County, California.

     f.   Severability.
          ------------

          If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall be deemed severable from the remaining provisions of this Agreement which shall remain in full force and effect.

     g.   Waiver.
          ------

          No waiver of any provision of this Agreement or any breach thereof shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) or any other breach hereunder nor shall such waiver constitute a continuing waiver. Either party may waive performance of any provision of this Agreement, the non-performance of which would otherwise constitute a breach of this Agreement, including but not limited to the non-performance of any condition precedent to such party's performance, without affecting the enforceability of this Agreement or the provisions contained herein.

     h.   Heirs; Successors and Assigns.
          -----------------------------

          The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto. Holders may transfer and assign the Warrants only as provided in Section 7 and any assignment in violation of the foregoing shall be void.

     i.   Attorneys' Fees.
          ---------------

          If any legal action is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to actual attorneys' fees in addition to any other relief to which the party is entitled.

     IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.

                                    DELTA INTERNET SERVICES, INC.
                                    a California corporation


                                    By: /s/ Neal Barry
                                        ----------------------------
                                            Neal Barry, President

                                    "HOLDER"
                                    The Gantry Group, LLC

                                    By: /s/ Dale Troppito
                                        ----------------------------
                                            Dale Troppito, Partner

                                    WARRANT
                               SUBSCRIPTION FORM
                 (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT)

     The undersigned Holder of this Warrant hereby irrevocably exercises this Warrant for the purchase of that number of shares of the Common Stock, no par value, of Delta Internet Services, Inc., set forth below, up to a maximum of 30,985 shares (or such other number of shares as may be issuable upon the exercise of this Warrant pursuant to the adjustment provisions hereof), and hereby makes payment of the aggregate Exercise Price therefor which is also set forth below, all on the terms and subject to the conditions specified in this Warrant.


Number of Shares:   __________
                         x $__________

Aggregate Purchase
Price paid:         $__________


Dated:  __________, 1998

                                    The Gantry Group, LLC


                                    By: __________________________________
                                              Dale Troppito, Partner

                                    Title: _______________________________


ACCEPTED:

DELTA INTERNET SERVICES, INC.
a California corporation


By: ___________________________

Title: ________________________

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

                              WARRANT CERTIFICATE

                       WARRANT TO PURCHASE 30,985 SHARES
                                OF COMMON STOCK

                             VOID AFTER 5:00 P.M.,
              CALIFORNIA TIME, ON FEBRUARY 18, 2003 (warrant date)

     This certifies that, for value received The Gantry Group, the registered holder hereof or assigns (the "Holder") is entitled to purchase from Delta Internet Services, Inc., a California corporation (the "Company"), at any time before 5:00 p.m. California Time, on February 18, 2003, at the exercise price per share of $0.67 (the "Exercise Price") 30,985 shares of the Company's Common Stock (the "Shares"). The number of Shares purchasable upon exercise of the Warrant evidenced hereby and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company in Anaheim, California. Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft or by delivery of shares of Company Common Stock having a fair market value equal to the Exercise Price, all as provided in the Warrant Agreement.

     The Warrants evidenced hereby have been duly authorized and are, subject to the terms and provisions contained in the Warrant Agreement (the "Warrant Agreement") dated as of the date hereof between the Company and the Holder, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be issued to the Holder a new Warrant Certificate in respect of the Shares evidenced hereby which shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Warrants evidenced hereby are not transferable except in the manner and subject to the limitations set forth in the Warrant Agreement.

     The number of shares of Common Stock issuable upon exercise of this Warrant to acquire the Shares shall be subject to adjustment as provided in Section 5 of the Warrant Agreement.

     The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.


                                    DELTA INTERNET SERVICES, INC.
                                    a California corporation


Dated:  February 18, 1998           /s/ Neal Barry
                                    ------------------------------
                                        Neal Barry, President

                                      -2-